Exhibit 99.1

The Savannah Bancorp, Inc.

April 21, 2009
For Release: Immediately

Savannah Bancorp Reports First Quarter Loss of $285,000
and Reduces Quarterly Dividend

SAVANNAH, GA--(Globe Newswire) – April 21, 2009 - The Savannah Bancorp, Inc. (Nasdaq: SAVB) reported a net loss for the first quarter 2009 of $285,000 compared to net income of $1,704,000 in the first quarter 2008.  Net loss per diluted share was 5 cents in 2009 compared to net income of 29 cents per diluted share in the first quarter of 2008.  The decline in first quarter earnings results primarily from a higher provision for loan losses and a lower net interest margin in 2009 as compared to 2008.  Pretax earnings before the provision for loan losses and gain/loss on sale of securities and OREO were $3,180,000 in the first quarter 2009 compared to $3,685,000 in 2008.  Other growth and performance ratios are included in the attached financial highlights and information.

During the first quarter 2009 the Company’s two largest subsidiaries, The Savannah Bank, N.A. (“Savannah”) and Bryan Bank & Trust (“Bryan”), continued to be profitable.  Savannah and Bryan account for approximately 91 percent of the Company’s total assets and loans.

Total assets increased 5.7 percent to $1 billion at March 31, 2009, up $54 million from $946 million a year earlier.  Loans totaled $865 million compared to $835 million one year earlier, an increase of 3.6 percent.  Deposits totaled $843 million and $771 million at March 31, 2009 and 2008, respectively, an increase of 9.2 percent.  Shareholders’ equity increased 1.3 percent to $80 million at March 31, 2009 from $79 million at March 31, 2008.  The Company’s total capital to risk-weighted assets ratio was 11.52 percent, well in excess of the 10 percent required by the regulatory agencies to maintain well-capitalized status.

John Helmken, President and CEO, said, “Many of the highlights of the first quarter of 2009 – higher net interest margin compared to the prior quarter, significant deposit growth, reduced exposure to construction and development loans and the streamlining of support functions – will likely be overshadowed by our first quarterly loss in many years.  While we are disappointed by the effect on earnings, our aggressive recognition of charge-offs and impairments and provisioning for potential future losses is more than appropriate in such uncertain economic times.  We have not yet seen a stabilization in real estate values, therefore we have pushed our allowance for loan losses up to 1.77 percent of loans at quarter-end, even though our nonperforming loans declined slightly during the quarter.”

The allowance for loan losses was $15,309,000, or 1.77 percent of loans at March 31, 2009 compared to $12,128,000 or 1.45 percent of total loans a year earlier.  Nonperforming assets were $32,537,000 or 3.73 percent of total loans and other real estate owned at March 31, 2009 compared to $19,536,000 or 2.33 percent at March 31, 2008.  At December 31, 2008, nonperforming assets were $35,707,000 or 4.09 percent of loans and other real estate owned.  First quarter net charge-offs were $1,711,000 compared to net charge-offs of $1,806,000 in the same period in 2008.  The provision for loan losses for the first quarter of 2009 was $3,720,000 compared to $1,070,000 for the first quarter of 2008.  The higher provision for loan losses was primarily due to continued weakness in the Company’s local real estate markets.  In particular, the Hilton Head Island/Bluffton residential market has continued to experience price declines.

Net interest income was down $405,000, or 5.0 percent, in the first quarter 2009 versus the first quarter 2008.  First quarter net interest margin declined to 3.36 percent in 2009 as compared to 3.70 percent in 2008 primarily due to lower loan market rates, competitive local deposit pricing and higher levels of noninterest-earning assets.  The prime rate declined 200 basis points from 5.25 percent to 3.25 percent over the one year period ended March 31, 2009.  On a linked quarter basis, the first quarter 2009 net interest margin increased 12 basis points from the 3.24 percent margin for the fourth quarter 2008.

Noninterest income increased $245,000, or 14 percent in the first quarter of 2009 versus the same period in 2008 due to higher service charges on deposits and mortgage related income, a higher gain on hedges of $112,000 and a gain on the sale of securities of $184,000 partially offset by lower trust and asset management fees.

Noninterest expense increased to $6,475,000, up $324,000 or 5.3 percent, in the first quarter 2009 compared to the first quarter 2008.  First quarter 2009 noninterest expense included $139,000 of higher FDIC insurance premiums and a loss on sale of OREO of $164,000.  The remainder of the increase was due to higher occupancy and equipment and information technology expense partially offset by lower salaries and employee benefits.

Today, the Board of Directors approved a quarterly cash dividend of 2 cents per share payable on May 18, 2009 to shareholders of record on May 1, 2009.

Helmken added, “We have a strong capital and liquidity position and, more importantly, a strong and growing customer base, all of which aids us now and as we look toward the future.  Given the importance of the preservation of capital in the current environment and the challenges of the current credit cycle, we lowered the cash dividend to 2 cents per share from 12.5 cents per share for the same period last year.  The lower dividend will preserve over $600,000 of capital per quarter for our Company and give us additional ‘dry powder’ beyond our already well-capitalized status.  This additional capital will also allow us to take advantage of any opportunities that may arise as we move through this cycle.  This reduction was a difficult decision as we are fully aware of how important the dividend is to our shareholders, but we believe this will protect the long-term interests of our shareholders.  The Board also reduced director’s fees for the Company and all subsidiaries.”

In April 2009 the Company filed an application with the appropriate regulatory agencies to consolidate Harbourside with Savannah under a national commercial bank charter.  The Company expects to realize operational efficiencies and cost savings by consolidating these charters.

The Savannah Bancorp, Inc. (“SAVB”), a bank holding company for The Savannah Bank, N.A., Bryan Bank & Trust (Richmond Hill, Georgia), Harbourside Community Bank (Hilton Head Island, SC) and Minis & Co., Inc., is headquartered in Savannah, Georgia and began operations in 1990.  Its primary businesses include loan, deposit, trust, asset management, and mortgage origination services provided to local customers.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, among others, statements identified by words or phrases such as “potential,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “assume,” “outlook,” “continue,” “seek,” “plans,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.  These statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties.  There can be no assurance that these transactions will occur or that the expected benefits associated therewith will be achieved.  A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond our ability to control or predict.  These factors include, but are not limited to, those found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.  We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

Contacts:  John C. Helmken II, President and CEO, 912-629-6486
                 Michael W. Harden, Jr., Chief Financial Officer, 912-629-6496

Attachments

The Savannah Bancorp, Inc. and Subsidiaries
First Quarter Financial Highlights
March 31, 2009 and 2008
($ in thousands, except share data)
(Unaudited)

			%
Balance Sheet Data at March 31	2009	2008	Change
Total assets	$ 999,900	$ 945,637	5.7
Interest-earning assets	920,205	866,483	6.2
Loans	864,926	834,734	3.6
Other real estate owned	8,342	2,025	312
Deposits	842,519	771,263	9.2
Interest-bearing liabilities	830,087	771,824	7.5
Shareholders' equity	79,644	78,885	1.0
Loan to deposit ratio	102.66%	108.23%	(5.1)
Equity to assets	7.97%	8.34%	(4.4)
Tier 1 capital to risk-weighted assets	10.26%	10.29%	(0.3)
Total capital to risk-weighted assets	11.52%	11.54%	(0.2)
Outstanding shares	5,932	5,931	0.0
Book value per share	$ 13.42	$ 13.30	0.9
Tangible book value per share	$ 12.98	$ 12.84	1.1
Market value per share	$ 7.01	$ 17.50	(60)

Loan Quality Data
Nonaccruing loans	$ 23,927	$ 16,915	41
Loans past due 90 days – accruing	268	596	(55)
Net charge-offs	1,711	1,806	(5.3)
Allowance for loan losses	15,309	12,128	26
Allowance for loan losses to total loans	1.77%	1.45%	22
Nonperforming assets to total loans and
other real estate owned	3.73%	2.33%	60

Performance Data for the First Quarter
Net (loss) income	$ (285)	$ 1,704	NM
Return on average assets	(0.12)%	.73%	NM
Return on average equity	(1.43)%	8.76%	NM
Net interest margin	3.36%	3.70%	(9.2)
Efficiency ratio	66.93%	62.54%	7.0
Per share data:
Net (loss) income – basic	$ (0.05)	$ 0.29	NM
Net (loss) income – diluted	$ (0.05)	$ 0.29	NM
Dividends	$ 0.125	$ 0.125	0.0
Average shares (000s):
Basic	5,933	5,928	0.1
Diluted	5,937	5,951	(0.2)

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets
March 31, 2009 and 2008
($ in thousands, except share data)
(Unaudited)

	March 31,
	2009	2008
Assets
Cash and due from banks	$ 23,180	$ 14,816
Federal funds sold	565	4,998
Interest-bearing deposits	6,460	2,344
Cash and cash equivalents	30,205	22,158
Securities available for sale, at fair value (amortized
cost of $72,131 and $60,529)	74,589	62,367
Loans held for sale	49	793
Loans, net of allowance for loan losses
of $15,309 and $12,128	849,617	822,606
Premises and equipment, net	10,946	8,237
Other real estate owned	8,342	2,025
Bank-owned life insurance	6,271	6,044
Goodwill and other intangible assets, net	2,606	2,750
Other assets	17,275	18,657
Total assets	$ 999,900	$ 945,637

Liabilities
Deposits:
Noninterest-bearing	$ 84,739	$ 86,329
Interest-bearing demand	116,804	117,854
Savings	16,219	16,060
Money market	204,711	208,531
Time deposits	420,046	342,489
Total deposits	842,519	771,263
Short-term borrowings	51,830	64,685
FHLB advances - long-term	10,167	11,895
Subordinated debt	10,310	10,310
Other liabilities	5,430	8,599
Total liabilities	920,256	866,752

Shareholders' equity
Preferred stock, par value $1 per share:
authorized 10,000,000 shares, none issued	-	-
Common stock, par value $1 per share: authorized
20,000,000 shares; issued 5,933,789 and
5,931,008 shares	5,934	5,931
Additional paid-in capital	38,540	38,327
Retained earnings	32,525	31,474
Treasury stock, 1,443 and 318 shares	(4)	(4)
Accumulated other comprehensive income, net	2,649	3,157
Total shareholders' equity	79,644	78,885
Total liabilities and shareholders' equity	$ 999,900	$ 945,637

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Three Months and Five Quarters Ending March 31, 2009 and 2008
($ in thousands, except per share data)
	(Unaudited)			(Unaudited)
	For the Three Months Ended			2009	2008				Q1-09 /
	March 31,		%	First	Fourth	Third	Second	First	Q1-08
	2009	2008	Chg	Quarter	Quarter	Quarter	Quarter	Quarter	% Chg
Interest and dividend income
Loans, including fees	$11,643	$14,211	(18)	$11,643	$12,268	$13,333	$13,447	$14,211	(18)
Loans held for sale	3	12	(75)	3	8	20	20	12	(75)
Investment securities	905	782	16	905	817	722	760	782	16
Deposits with banks	13	67	(81)	13	18	30	34	67	(81)
Federal funds sold	2	53	(96)	2	16	31	33	53	(96)
Total interest and dividend income	12,566	15,125	(17)	12,566	13,127	14,136	14,294	15,125	(17)
Interest expense
Deposits	4,481	6,124	(27)	4,481	4,969	5,391	5,358	6,124	(27)
Short-term borrowings & sub debt	364	881	(59)	364	543	412	467	881	(59)
FHLB advances	55	49	12	55	80	82	83	49	12
Total interest expense	4,900	7,054	(31)	4,900	5,592	5,885	5,908	7,054	(31)
Net interest income	7,666	8,071	(5.0)	7,666	7,535	8,251	8,386	8,071	(5.0)
Provision for loan losses	3,720	1,070	248	3,720	2,270	1,505	1,155	1,070	248
Net interest income after the
provision for loan losses	3,946	7,001	(44)	3,946	5,265	6,746	7,231	7,001	(44)
Noninterest income
Trust and asset management fees	587	724	(19)	587	675	713	720	724	(19)
Service charges on deposits	467	387	21	467	447	513	534	387	21
Mortgage related income, net	92	63	46	92	60	86	86	63	46
Other operating income	283	306	(7.5)	283	314	296	300	306	(7.5)
Gain on hedges	396	284	39	396	574	430	-	284	39
Gain on sale of securities	184	-	NM	184	29	-	134	-	NM
Total noninterest income	2,009	1,764	14	2,009	2,099	2,038	1,774	1,764	14
Noninterest expense
Salaries and employee benefits	3,351	3,473	(3.5)	3,351	3,095	3,479	3,489	3,473	(3.5)
Occupancy and equipment	1,008	889	13	1,008	1,118	967	910	889	13
Information technology	438	393	11	438	421	424	395	393	11
Loss (gain) on sale of OREO	164	1	NM	164	141	17	(17)	1	NM
Other operating expense	1,514	1,395	8.5	1,514	1,431	1,364	1,357	1,395	8.5
Total noninterest expense	6,475	6,151	5.3	6,475	6,206	6,251	6,134	6,151	5.3
Income (loss) before income taxes	(520)	2,614	NM	(520)	1,158	2,533	2,871	2,614	NM
Income tax (benefit) expense	(235)	910	NM	(235)	380	895	985	910	NM
Net (loss) income	$ (285)	$ 1,704	NM	$ (285)	$ 778	$ 1,638	$ 1,886	$ 1,704	NM
Net (loss) income per share:
Basic	$ (0.05)	$ 0.29	NM	$ (0.05)	$ 0.13	$ 0.28	$ 0.32	$ 0.29	NM
Diluted	$ (0.05)	$ 0.29	NM	$ (0.05)	$ 0.13	$ 0.28	$ 0.32	$ 0.29	NM
Average basic shares (000s)	5,933	5,928	0.1	5,933	5,933	5,930	5,931	5,928	0.1
Average diluted shares (000s)	5,937	5,951	(0.2)	5,937	5,942	5,943	5,952	5,951	(0.2)
Performance Ratios
Return on average equity	(1.43)%	8.76%	NM	(1.43)%	3.86%	8.24%	9.65%	8.76%	NM
Return on average assets	(0.12)%	0.73%	NM	(0.12)%	0.31%	0.68%	0.80%	0.73%	NM
Net interest margin	3.36%	3.70%	(9.2)	3.36%	3.24%	3.63%	3.77%	3.70%	(9.2)
Efficiency ratio	66.93%	62.54%	7.0	66.93%	64.42%	60.75%	60.37%	62.54%	7.0
Average equity	80,873	78,210	3.4	80,873	80,138	79,035	78,596	78,210	3.4
Average assets	1,003,068	934,756	7.3	1,003,068	991,368	964,762	949,937	934,756	7.3
Average interest-earning assets	925,531	876,022	5.7	925,531	922,642	901,992	892,397	876,022	5.7

Capital Resources

The banking regulatory agencies have adopted capital requirements that specify the minimum level for which no prompt corrective action is required.  In addition, the FDIC assesses FDIC insurance premiums based on certain “well-capitalized” risk-based and equity capital ratios.  As of March 31, 2009, the Company and the Subsidiary Banks exceeded the minimum requirements necessary to be classified as “well-capitalized.”

Total tangible equity capital for the Company was $77.0 million, or 7.70 percent of total assets at March 31, 2009.  The table below includes the regulatory capital ratios for the Company and each Subsidiary Bank along with the minimum capital ratio and the ratio required to maintain a well-capitalized regulatory status.

						Well-
($ in thousands)	Company	Savannah	Bryan	Harbourside	Minimum	Capitalized

Qualifying Capital
Tier 1 capital	$ 84,389	$ 54,395	$ 20,780	$ 5,227	-	-
Total capital	94,730	61,309	23,270	5,967	-	-

Leverage Ratios
Tier 1 capital to average assets	8.41%	8.18%	8.63%	7.24%	4.00%	5.00%

Risk-based Ratios
Tier 1 capital to risk- weighted assets	10.26%	9.88%	10.45%	8.99%	4.00%	6.00%
Total capital to risk- weighted assets	11.52%	11.14%	11.70%	10.28%	8.00%	10.00%

Tier 1 and total capital at the Company level includes $10 million of subordinated debt issued to the Company’s nonconsolidated subsidiaries.  Total capital also includes the allowance for loan losses up to 1.25 percent of risk-weighted assets.

The capital ratios are above the well-capitalized threshold.  The Company currently has capacity to add approximately $14 million of trust preferred borrowings and to the capital markets, if needed, to maintain the well-capitalized status of the Subsidiary Banks.

The Savannah Bancorp, Inc. and Subsidiaries
Allowance for Loan Losses and Nonperforming Loans
(Unaudited)

	2009	2008
	First	Fourth	Third	Second	First
($ in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter

Allowance for loan losses
Balance at beginning of period	$ 13,300	$ 12,390	$ 12,445	$ 12,128	$ 12,864
Provision for loan losses	3,720	2,270	1,505	1,155	1,070
Net charge-offs	(1,711)	(1,360)	(1,560)	(838)	(1,806)
Balance at end of period	$ 15,309	$ 13,300	$ 12,390	$ 12,445	$ 12,128

As a % of loans	1.77%	1.54%	1.45%	1.48%	1.45%
As a % of nonperforming loans	63.27%	48.18%	56.25%	66.61%	69.26%
As a % of nonperforming assets	47.05%	37.25%	43.94%	59.18%	62.08%

Net charge-offs as a % of average loans (a)	0.82%	0.65%	0.75%	0.40%	0.90%

Risk element assets
Nonaccruing loans	$ 23,927	$ 26,277	$ 17,753	$ 16,991	$ 16,915
Loans past due 90 days – accruing	268	1,330	4,274	1,693	596
Total nonperforming loans	24,195	27,607	22,027	18,684	17,511
Other real estate owned	8,342	8,100	6,168	2,346	2,025
Total nonperforming assets	$ 32,537	$ 35,707	$ 28,195	$ 21,030	$ 19,536

Loans past due 30-89 days	$ 13,179	$ 8,269	$ 8,841	$ 6,528	$ 11,014

Nonperforming loans as a % of loans	2.80%	3.19%	2.58%	2.22%	2.10%
Nonperforming assets as a % of loans
and other real estate owned	3.73%	4.09%	3.28%	2.50%	2.33%

(a) Annualized

The Savannah Bancorp, Inc. & Subsidiaries
Loan Concentration Schedule
March 31, 2009 and December 31, 2008

($ in thousands)	3/31/09	% of Total	12/31/08	% of Total	% Dollar Change
Non-residential real estate
Owner-occupied	$ 140,879	16	$ 137,742	16	2.3
Non owner-occupied	139,334	16	124,502	14	12
Construction	11,893	1	26,965	3	(56)
Commercial land and lot development	42,837	5	42,590	5	0.6
Total non-residential real estate	334,943	38	331,799	38	0.9
Residential real estate
Owner-occupied – 1-4 family	89,054	10	89,774	10	(0.8)
Non owner-occupied – 1-4 family	153,602	18	147,396	17	4.2
Construction	24,768	3	43,431	5	(43)
Residential land and lot development	104,296	12	98,715	12	5.7
Home equity lines	57,243	7	55,092	6	3.9
Total residential real estate	428,963	50	434,408	50	(1.3)
Total real estate loans	763,906	88	766,207	88	(0.3)
Commercial	85,405	10	81,348	10	5.0
Consumer	15,804	2	17,628	2	(10)
Unearned fees, net	(189)	-	(209)	-	(9.6)
Total loans, net of unearned fees	$ 864,926	100	$ 864,974	100	0.0

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis – First Quarter, 2009 and 2008

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
QTD	QTD	QTD	QTD		QTD	QTD	Vari-
3/31/09	3/31/08	3/31/09	3/31/08		3/31/09	3/31/08	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 3,817	$ 6,910	1.38	3.89	Interest-bearing deposits	$ 13	$ 67	$ (54)	$ (43)	$ (11)
76,748	58,423	4.70	5.23	Investments - taxable	890	762	128	(76)	204
1,573	1,916	5.41	5.44	Investments - non-taxable	21	26	(5)	-	(5)
3,602	6,598	0.23	3.22	Federal funds sold	2	53	(51)	(49)	(2)
108	734	11.27	6.56	Loans held for sale	3	12	(9)	9	(18)
839,683	801,441	5.62	7.11	Loans (c)	11,645	14,213	(2,568)	(2,944)	376
925,531	876,022	5.51	6.93	Total interest-earning assets	12,574	15,133	(2,559)	(3,067)	508
77,537	58,734			Noninterest-earning assets
$ 1,003,068	$ 934,756			Total assets

				Liabilities and equity
				Deposits
$ 123,346	$ 115,485	0.53	1.56	NOW accounts	160	449	(289)	(293)	4
15,067	15,990	0.73	0.88	Savings accounts	27	35	(8)	(6)	(2)
107,227	135,539	1.79	2.75	Money market accounts	473	930	(457)	(321)	(136)
98,091	51,667	1.80	3.89	Money market accounts - institutional	436	501	(65)	(266)	201
144,346	146,914	3.77	5.10	CDs, $100M or more	1,342	1,867	(525)	(482)	(43)
122,728	69,871	2.65	4.41	CDs, broker	803	769	34	(303)	337
140,807	129,993	3.57	4.85	Other time deposits	1,240	1,573	(333)	(410)	77
751,612	665,459	2.42	3.69	Total interest-bearing deposits	4,481	6,124	(1,643)	(2,084)	441
10,545	5,733	2.12	3.43	FHLB advances - long-term	55	49	6	(19)	25
62,134	83,349	1.66	3.33	Short-term borrowings	255	691	(436)	(343)	(93)
10,310	10,310	4.29	7.39	Subordinated debt	109	190	(81)	(79)	(2)
				Total interest-bearing
834,601	764,851	2.38	3.70	liabilities	4,900	7,054	(2,154)	(2,489)	335
81,126	83,522			Noninterest-bearing deposits
6,468	8,173			Other liabilities
80,873	78,210			Shareholders' equity
$ 1,003,068	$ 934,756			Liabilities and equity
		3.13	3.23	Interest rate spread
		3.36	3.70	Net interest margin
				Net interest income	$ 7,674	$ 8,079	$ (405)	$ (578)	$ 173
$ 90,930	$ 111,171			Net earning assets
$ 832,738	$ 748,981			Average deposits
		2.18	3.28	Average cost of deposits
101%	107%			Average loan to deposit ratio

(a) This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities.  Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.

(b) The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $8 in the first quarter 2009 and 2008, respectively.
(c) Average nonaccruing loans have been excluded from total average loans and categorized in noninterest-earning assets.